Exhibit 10.37

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

Execution Version

FIRST AMENDMENT TO

LICENSE AND COMMERCIALIZATION AGREEMENT

This FIRST AMENDMENT TO LICENSE AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is made this 16th day of January, 2025 (the “Amendment Effective Date”), by and between Rxomeg Therapeutics, LLC a/k/a Romeg Therapeutics, LLC (“Romeg”) and Scilex Holding Company (“Licensee”). Romeg and Licensee are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”

A. Romeg and Licensee are parties to that certain License and Commercialization Agreement, dated as of June 22, 2022 (the “Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

B. The Parties desire to amend the Agreement as set forth herein, such Amendment to be effective as of the Amendment Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration, the receipt and sufficiency of which is hereby acknowledged, Licensee and Romeg hereby agree as follows, effective as of the Amendment Effective Date:

1.
In consideration of the rights, privileges and licenses granted by Romeg under this Amendment, and in addition to consideration provided elsewhere in this Amendment, on the Amendment Effective Date (i) Licensee shall pay to Romeg a one-time, non-refundable, non-creditable payment of seven hundred thousand dollars ($700,000) and (ii) Licensee shall deliver to Romeg 779,371 shares of common stock, par value $0.0001 per share, of Licensee (which shares shall be fully paid and nonassessable, registered and unrestricted), in accordance with the terms set forth in that certain transfer agreement, by and between Romeg and Licensee, dated as of the date hereof. This Amendment shall become effective only if and upon Licensee’s timely payment and issuance of shares, as provided in the immediately preceding sentence.
2.
Section 1 is hereby amended to add the following new subsections:

“1.68 “Ex-US Territory” means worldwide, other than the US Territory.

1.69 “Ex-US Territory Royalty Term” means the period beginning on the Amendment Effective Date and ending on the 10th anniversary thereof.

1.70 “Regulatory Approval” means the official marketing authorizations or similar licenses (which may vary from country to country) to market and sell a Licensed Product in a given regulatory jurisdiction as granted by the appropriate Regulatory Authority.

1.71 “US Territory” means the United States of America, together with its territories and protectorates including the Commonwealth of Puerto Rico.”

3.
The second sentence of Section 1.8 is hereby amended and replaced by the following:

“Commercialization of the Licensed Product shall also include development work in support of commercialization, including all (i) test method development and stability testing, (ii) manufacturing or other pre-commercialization activities, such as the manufacture of process validation batches, (iii) any Phase 4 clinical studies conducted in response to any FDA requirements related to the Product NDA, and (iv) any other post-Regulatory Approval studies required by the applicable Regulatory Authority.”

4.
Section 1.14 is hereby amended by replacing “cumulative Net Sales of the Licensed Product” with “cumulative Net Sales of the Licensed Product attributable to sales of Licensed Product occurring in the US Territory”.
5.
Section 1.62 is hereby amended by replacing “Royalty Term” with “US Territory Royalty Term” and by replacing “Territory” with “US Territory.” In addition, unless otherwise specifically set forth in this Amendment, references in the Agreement to “Royalty Term” are hereby replaced with “US Territory Royalty Term or Ex-US Territory Royalty Term, as applicable”.
6.
Section 1.66 is hereby amended by deleting such section in its entirety and replacing it with the following:

““Territory” means the US Territory and the Ex-US Territory.”

7.
Sections 2.1(a) and 2.1(b) are hereby amended by replacing “Territory” with “US Territory”, by replacing “Royalty Term” to “US Territory Royalty Term” and, in the last sentence of Section 2.1(b), by adding the phrase “in the US Territory” after “The Licensed Products may be sold under and Commercialized,” such that the beginning of that sentence is, “The Licensed Products may be sold under and Commercialized in the US Territory . . . .”
8.
The following new Section 2.1(c) is hereby added to follow Section 2.1(b):

“(c) Development and Commercialization License in the Ex-US Territory. Subject to the terms and conditions of the Agreement (including as amended by this Amendment), Romeg hereby grants to Licensee a transferable (solely in accordance with Section 12.1) license, with the right to sublicense (solely in accordance with Section 2.2): (i) under the Licensed Know-How and, if any, Licensed Patents existing in the Ex-US Territory, to develop, manufacture and Commercialize Licensed Products in the Ex-US Territory and (ii) to use the Licensed Trademark in connection with the Commercialization of Licensed Products in the Ex-US Territory. The license to the Licensed Know-How and Licensed Patents (if any) shall be exclusive during the Ex-US Territory Royalty

Term, but shall otherwise be non-exclusive. Licensee acknowledges that no Licensed Patents exist as of the Amendment Effective Date in the Ex-US Territory. The Licensed Products may be sold under and Commercialized in the Ex-US Territory using the Licensed Trademark or any other trademark selected by Licensee”

9.
Section 2.3 is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Romeg agrees to use reasonable efforts to continue to maintain, enforce and defend the Licensed Trademarks in the US Territory; provided, however, that Romeg shall have the sole and exclusive right to take, or decline to take, any actions in respect of the maintenance, enforcement and defense of the Licensed Trademarks, and Licensee agrees to provide such assistance and cooperation to Romeg in respect of such matters as Romeg may reasonably request; provided, however, Romeg shall give commercially reasonable consideration to taking any such actions with respect to the Licensed Trademarks that may be requested by Licensee. Licensee, at its sole risk, cost and expense, may further prosecute, maintain, enforce and defend the Licensed Trademark registrations and pending applications currently existing in the Ex-US Territory identified on Exhibit A of this Amendment, it being acknowledged and agreed by Licensee that Romeg shall have no obligation to take any such actions. Licensee, on behalf of Romeg as owner thereof, may also seek to register of the Licensed Trademark in other countries or jurisdictions within the Ex-US Territory and, at its sole risk, cost and expense, prosecute, maintain, enforce and defend the Licensed Trademark in such other countries or jurisdictions. Licensee must keep Romeg apprised of all activities relating to the Licensed Trademarks in the Ex-US Territory and shall not take any such action that Romeg expressly and in writing prohibits. Upon Licensee’s request, Romeg will provide introduction to its trademark counsel that is managing the Licensed Trademark registrations and pending applications identified on Exhibit A, to facilitate Licensee’s continued prosecution and maintenance of such items, to the extent it wishes to do so, and provide such other reasonable assistance and cooperation to Licensee in respect of matters relating to the Licensed Trademarks in the Ex-US Territory that Licensee, in its reasonable discretion, deems necessary and appropriate and for which Licensee agrees in writing and in advance to reimburse Romeg for any costs or expenses incurred in connection therewith.”

10.
Section 2.4 is hereby deleted in its entirety and replaced by the following:

“2.4 Retained Rights. Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 2, as between the Parties, Romeg shall retain all rights, title and interest in the Licensed Intellectual Property and nothing in this Agreement shall be deemed to modify or limit Romeg's right to use or employ the Licensed Intellectual Property in the Territory for purposes of Commercializing any product other than Licensed Product.”

11.
Sections 3.3, 3.4, 3.5(a) and 3.5(b) are hereby amended as follows: (i) “Net Sales of Licensed Products” and “Net Sales” shall be replaced with “Net Sales of the Licensed Product attributable to sales of Licensed Product occurring in the US Territory”, (ii) “Royalty Term” shall be replaced with “US Territory Royalty Term”, (iii) “Territory” shall be replaced with “US Territory” and (iv) “Percentage Royalties” shall be replaced with “US Territory Percentage Royalties.” The Quarterly Report shall hereafter apply only to Net Sales, Commercialization and other activities occurring in or in respect of the US Territory, and all other references in the Agreement to “Percentage Royalties” shall be replaced with “US Territory Percentage Royalties.”
12.
The following new subsection 3.5(c) is hereby added to Section 3.5:

“(c) Should Licensee determine that, absent a license to a Third Party’s issued patent existing in the Ex-US Territory, the Commercialization of a Licensed Product in the Ex-US Territory would infringe such patent, then if such license is procured with the prior written consent of Romeg, which shall not be unreasonably withheld, Licensee shall have the right to deduct from the Ex-US Territory Percentage Royalties owed to Romeg one-half of any royalties or other consideration paid or owed to such Third Party in consideration of such license; provided, however, that in no event shall such reduction be applied to reduce the royalty rate payable on Net Sales of the Licensed Product attributable to sales of Licensed Product occurring in the Ex-US Territory by more than [...***...] percent ([...***...]%).”

13.
Section 3.6 is hereby amended by adding the following to the end thereof: “Amounts expressed in currency other than in United States dollars shall be converted to United States dollars at the exchange rate published in the Wall Street Journal as of the last Business Day prior to the date on which such payment is due (or, if sooner, is made).”
14.
Section 3 is hereby amended by adding the following new subsection:

“3.9 Ex-US Territory Royalties and Reporting. Licensee shall pay Romeg a royalty of [...***...] percent ([...***...]%) on Net Sales of Licensed Product attributable to sales of Licensed Product occurring in the Ex-US Territory (the “Ex-US Territory Percentage Royalties”) during the Ex-US Territory Royalty Term. The Ex-US Territory Percentage Royalties shall be payable on an aggregate, quarterly basis, with each such payment to be made on or before the date that is ninety (90) days after the end of the quarter in which the Net Sales on which such Ex-US Territory Percentage Royalty is due are deemed to have occurred. Together with each quarterly payment of Ex-US Territory Percentage Royalties, Licensee shall provide to Romeg a quarterly report that includes a true, correct and complete statement setting forth in reasonable detail the Net Sales of Licensed Products attributable to sales of Licensed Product occurring in the Ex-US Territory during the quarter for which any such quarterly report is submitted and the manner in which any Ex-US Territory Percentage Royalties were calculated. In addition, by July 31st and January 31st of each year during the

Ex-US Territory Royalty Term, Licensee shall provide a summary of its development and Commercialization activities in respect of the Ex-US Territory. Terms of the Agreement generally applicable to Licensee’s payment obligations and record keeping obligations, including as set out in Sections 3.5(c), 3.6, 3.7(b) and 3.8, shall apply in respect of activities and payments due in respect of the Ex-US Territory. Sections 3.5(a) and 3.5(b) do not and shall not apply to Ex-US Territory Percentage Royalties.”

15.
Section 4 is hereby amended as follows by replacing “Territory” with “US Territory.” The Commercialization Plan shall hereafter apply only to Commercialization activities occurring in or in respect of the US Territory, and Licensee’s diligence obligations under Section 4.2 shall apply only in respect of the US Territory.
16.
Section 5 is hereby amended by adding the following new subsection:

“5.5 Ex-US Territory Regulatory Matters. As between the Parties, Licensee shall be solely responsible for all regulatory matters related to the exercise of its rights under this Agreement in respect of the Ex-US Territory, including, in its discretion, to obtain and maintain all necessary approvals (including Regulatory Approvals) for the development (including conduct of clinical trials), manufacture and commercialization of Licensed Products in the Ex-US Territory, to make all other required Regulatory Filings, submissions, reports, updates and supplements with any Regulatory Authority required by any Regulatory Authority in connection with any such activities, to conduct all meetings, discussions and handle all correspondence with any Regulatory Authority related to any Licensed Product, and to pay all associated costs and fees.”

17.
Section 7.2 is hereby amended by adding the following new subsection:

“(c) As of the Amendment Effective Date, no Licensed Patents exist in the Ex-US Territory, and Romeg shall have no obligation whatsoever to seek to obtain or otherwise procure or attempt to procure any Licensed Patent anywhere in the Ex-US Territory.”

18.
Section 7.3 is hereby deleted in its entirety and replaced with the following:

“7.3 Defense of Third-Party Infringement Claims. If the Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent with respect to the development, manufacture, use, sale, offer for sale or importation of the Licensed Product in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action; provided, however, that if such claim or assertion relates to activities in the Ex-US Territory, Romeg shall have the right, but not the obligation, to participate in consideration of such claim or assertion and the appropriate course of action. The Parties acknowledge and agree that, under the provisions of Section 10, Licensee shall be obligated to indemnify Romeg in respect of any Third-Party Losses arising out of any such claim, unless and then only to the extent such claim relates to activities solely in the US Territory and Romeg is obligated to indemnify Licensee in respect of any such suit under the terms of Section 10. Accordingly, the procedures set forth in Section 10.3 shall apply in respect of any such claim, and Licensee expressly acknowledges and agrees that Romeg shall have no duty, obligation or liability in respect of any such claims with respect to or relating to any activities occurring in or in respect of the Ex-US Territory, including with respect to the development, manufacture, use, sale, offer for sale or importation of the Licensed Product in the Ex-US Territory. Neither Party shall enter into any settlement of any claim described in this Section 7.3 that adversely affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably conditioned, withheld or delayed, and each Party agrees to reasonably assist the Party defending such claim and cooperate in any such litigation at such defending Party’s request and expense; provided, however, that if Licensee is the defending Party, then with respect to any such matters relating to activities occurring in or in respect of the Ex-US Territory, Romeg’s obligations to provide assistance and cooperation will be limited to those matters that Licensee, in its reasonable discretion, deems appropriate and for which Licensee agrees in writing and in advance to reimburse Romeg for any costs or expenses incurred in connection therewith.”

19.
Section 9 is hereby amended by adding the following subsection thereto:

“9.5 Ex-US License Grants Are “As Is”. No representations or warranties for or related to any rights granted by Romeg in respect of the Ex-US Territory are made or implied under this Amendment. Romeg’s representations and warranties under Section 9.3 apply only to and in respect of the subject matter thereof, as of the Effective Date and only with respect to rights granted under the Agreement on the Effective Date, and have no application to any rights granted under this Amendment. ANY RIGHTS GRANTED PURSUANT TO THIS AMENDMENT UNDER AND TO THE LICENSED INTELLECTUAL PROPERTY IN AND IN RESPECT OF THE EX-US TERRITORY ARE PROVIDED “AS-IS”. EXCEPT FOR ANY REPRESENTATIONS OR WARRANTIES GRANTED UNDER THE AGREEMENT ON THE EFFECTIVE DATE, ROMEG HEREBY EXCLUDES AND DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED INTELLECTUAL AND ANY AND ALL USES OR OTHER EXPLOITATION THEREOF IN OR IN RESPECT OF THE EX-US TERRITORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF: (I) MERCHANTABILITY, (II) FITNESS, (III) RIGHT TO USE FOR A PARTICULAR PURPOSE, INCLUDING IN CONNECTION WITH THE MAKING, HAVING MADE, OFFERING FOR SALE, SELLING, OR USING ANY LICENSED PRODUCT, (IV) NON-INFRINGEMENT OR OTHER VIOLATION OF INTELLECTUAL PROPERTY RIGHTS, AND ANY AND

ALL WARRANTIES ARISING THROUGH COURSE OF PERFORMANCE OR USAGE OF TRADE.”

20.
Section 11.3(a) is hereby deleted in its entirety and replaced with the following:

“(a) Romeg may terminate the Agreement upon notice to Licensee if Licensee fails to timely pay any Milestone Payment, US Territory Percentage Royalties, Minimum Quarterly Royalties or Ex-US Territory Percentage Royalties or fails to timely deliver the Quarterly Report, which termination shall be effective thirty (30) days after the date of such notice, unless Licensee has made such payment in full or delivered such Quarterly Report within such thirty (30) day period.”

21.
Except as expressly modified herein, all terms and provisions of the Agreement shall remain unchanged and in full force and effect.
22.
This Amendment may be executed in one or more counterparts (including by facsimile or exchange of electronic copies of signed original documents), all of which will be considered one and the same Amendment and each of which will be deemed an original.

[Remainder of Page Intentionally Left Blank; Signatures on Following Page.]

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives.

RXOMEG THERAPEUTICS, LLC SCILEX HOLDING COMPANY

By: /s/ Indu Muni By: /s/ Jaisim Shah

Name: Indu Muni Name: Jaisim Shah

Title: Chairman and Chief Executive Officer Title: Chief Executive Officer and President